Exhibit 99.1

Vertical Data Closes $4.24 Million Private Placement

of Common Stock

Goldman Sachs acted as financial advisor to Vertical Data; B. Riley Securities acted as placement agent

Vertical Data is actively pursuing an uplisting to a national stock exchange in the near future

LAS VEGAS, November 5, 2026 /PRNewswire/ — Vertical Data Inc. (OTCQB: VDTA) (“Vertical Data” or the “Company”) today announced the closing of an approximately $4.24 million private placement of common stock at $3.00 per share for an aggregate of 1,413,640 shares.

Goldman Sachs acted as financial advisor to Vertical Data and B. Riley Securities acted as placement agent.

“We believe a disciplined approach to capital formation is fundamental to building long-term shareholder value,” said Chairman and CEO Deven Soni. “By structuring this offering as a straightforward sale of common stock we are maintaining the simplicity and transparency that guides our financing strategy across our platform.”

In connection with the offering, Vertical Data Chairman and CEO Deven Soni bought $500,000 with other insiders purchasing another approximately $500,000 for a total of $1 million, representing approximately 24% of the total proceeds coming from insiders. B. Riley Securities, the placement agent, also participated for $1,000,000. B. Riley Securities participated in a prior offering for $1,175,000 (including principals and employees), which when combined with this offering amounts to a total of $2,175,000.

“With Goldman Sachs as our financial advisor, we are actively pursuing an uplisting to a major exchange in the near future to help accelerate Vertical Data’s growth and expansion,” Soni added.

The shares were offered and sold to accredited investors and to persons outside the United States in reliance on the exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Company is required to file a registration statement with the U.S. Securities and Exchange Commission covering the resale of the shares within 30 days of the closing.

The securities described above have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, and there shall not be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

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About Vertical Data Inc.

Vertical Data Inc. (OTCQB: VDTA) is an AI infrastructure company operating three platforms. VerticalData.io provides enterprise GPU provisioning and managed infrastructure. GPU Financing arranges structured financing for GPU deployments. Vertical Edge holds equity in the data centers the Company sources, develops, leases and manages. Together, the three platforms deliver hardware, financing and facilities under one company. For more information, visit verticaldata.io/investor-relations.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of applicable securities laws. Many of the forward-looking statements contained in this press release can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “may,” “predict,” “continue,” “estimate” and “potential,” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places in this press release and include, but are not limited to, the Company’s intended uplisting of its common stock to a national securities exchange and plans to file a resale registration statement for the shares sold in the private placement. These risks should not be construed as exhaustive and should be read together with the other cautionary statements included in Vertical Data’s Annual Report on Form 10-K for the year ended September 30, 2025, its Quarterly Reports on Form 10-Q for the quarters ended December 31, 2025, March 31, 2026 and June 30, 2026, as well as subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Any forward-looking statement speaks only as of the date on which it was initially made. Vertical Data undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Any future exchange listing is subject to Vertical Data satisfying all applicable quantitative and qualitative listing standards, completing the required application and review process, and receiving approval from the applicable exchange. There can be no assurance that the Company will successfully complete an uplisting or that an uplisting will occur within any particular time frame.

Investor Relations Contact

Meyling Castillo Rios

Vertical Data Inc.

meyling@verticaldata.io

https://verticaldata.io/investor-relations/

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